As filed with the Securities and Exchange Commission on September 30, 2005
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              CANTOP VENTURES INC.
                 (Name of small business issuer in its charter)

            NEVADA                          1000                 20-2414965
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                              Cantop Ventures Inc.
                         Christopher Paterson, President
                                 564 Wedge Lane
                                Fernley, NV 89408
                            Telephone: (604) 805-6340
                            Facsimile: (604) 682-5335
          (Address and telephone number of principal executive offices)

                                Robert C. Harris
                                 564 Wedge Lane
                                Fernley, NV 89408
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
TITLE OF EACH                          PROPOSED        PROPOSED
  CLASS OF                             MAXIMUM         MAXIMUM
 SECURITIES           DOLLAR           OFFERING       AGGREGATE       AMOUNT OF
   TO BE           AMOUNT TO BE       PRICE PER        OFFERING     REGISTRATION
 REGISTERED         REGISTERED         SHARE (1)       PRICE (2)       FEE (2)
--------------------------------------------------------------------------------
Common Stock         $45,000            $0.01          $45,000           $5.30
================================================================================
(1)  Based on the last sales price on July 27, 2005
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2005.
================================================================================

                                   PROSPECTUS
                              CANTOP VENTURES INC.
                                4,500,000 SHARES
                                  COMMON STOCK

                                   ----------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

                                   ----------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 4-7.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

           THE DATE OF THIS PROSPECTUS IS: SEPTEMBER 28, 2005.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
Summary ..................................................................... 3
Risk Factors ................................................................ 4
     -    If we do not obtain additional financing, our business will fail .............................................................. 4
     -    Because we have not commenced business operations, we face a high risk of business failure ..................................... 5
     -    Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail .............................................................. 5
     -    We need to continue as a going concern if our business is to
          succeed    Our independent auditor has raised doubt about our
          ability to continue as a going concern ............................ 5
     -    Because of the inherent dangers involved in mineral
          exploration, there is a risk that we may incur liability or damages as we conduct our business ................................ 5
     -    Even if we discover commercial reserves of precious metals on the Copper Road I - VI claim, we may not be able to
          successfully obtain commercial production ......................... 6
     -    If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected .......................................................... 6
     -    Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail .......... 6
     -    If a market for our common stock does not develop,
          shareholders may be unable to sell their shares ................... 6
     -    A purchaser is purchasing penny stock which limits the
          ability to sell stock ............................................. 7
Use of Proceeds ............................................................. 7
Determination of Offering Price ............................................. 7
Dilution .................................................................... 7
Selling Securityholders ..................................................... 7
Plan of Distribution ........................................................ 12
Legal Proceedings ........................................................... 14
Directors, Executive Officers, Promoters and Control Persons ................ 14
Security Ownership of Certain Beneficial Owners and Management .............. 15
Description of Securities ................................................... 16
Interest of Named Experts and Counsel ....................................... 17
Disclosure of Commission Position of Indemnification for Securities
Act Liabilities ............................................................. 17
Organization Within Last Five Years ......................................... 18
Description of Business ..................................................... 18
Plan of Operations .......................................................... 22
Description of Property ..................................................... 23
Certain Relationships and Related Transactions .............................. 23
Market for Common Equity and Related Stockholder Matters .................... 24
Executive Compensation ...................................................... 25
Financial Statements ........................................................ 26
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure ........................................................ 26

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We are in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property asset, known as the Copper Road I - VI claim, located Approx 2 Kilometers East of Deep Water Bay (N.T.S. 92K/03W) Quadra Island of British Columbia. Pursuant to a Mineral Property Purchase Agreement dated March 3, 2005, we acquired a 100% undivided right, title and interest in and to the property. The owner of the Copper Road I
- VI claim and the grantor of the purchase is Larry Sostad of Vancouver, British Columbia.

Our objective is to conduct mineral exploration activities on the Copper Road I
- VI claim in order to assess whether it possesses economic reserves of gold. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on February 22, 2005 under the laws of the state of Nevada. Our principal offices are located at 564 Wedge Lane, Fernley, NV 89408 Our telephone number is (604) 805-6340.

THE OFFERING:

SECURITIES BEING OFFERED     Up to 4,500,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our shares at
                             $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING        The selling shareholders will determine when and
                             how they will sell the common stock offered in this prospectus.

TERMINATION OF THE OFFERING  The offering will conclude when all of the
                             4,500,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

SECURITIES ISSUED
AND TO BE ISSUED             8,500,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS              We will not receive any proceeds from the sale of
                             the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

BALANCE SHEET
                                                July 31, 2005
                                                -------------
     Cash                                         $22,034.00
                                                  ----------
     Total Assets                                 $22,034.00
                                                  ----------
     Liabilities                                  $4,342.00
                                                  ----------
     Total Stockholders' Equity                   $17,692.00
                                                  ==========


STATEMENT OF OPERATIONS

                                             From Incorporation on
                                     February 22, 2005 to July 31, 2005
                                     ----------------------------------
     Revenue                                      $      0
     Net Loss and Deficit                         $ (9,808)
                                                  ========

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Copper Road I - VI claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Copper Road I - VI claim. While we have sufficient funds to conduct the phase one and two exploration programs on the property with estimated budgets of U.S. $6,300 for each phase, we will require additional financing in order to determine whether the property contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Copper Road I - VI claim are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Copper Road I - VI claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 22, 2005 and to date have been involved primarily in organizational activities and the acquisition of the purchase of a mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral property containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Copper Road I - VI claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended July 31, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have an accumulated deficit since inception, we are likely to incur further losses in the development of our business and that we are dependent upon obtaining adequate financing and generating profitable operations.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE COPPER ROAD I
- VI CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Copper Road I - VI claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral property exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Mosquito King property, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Christopher Paterson only spends approximately 25% of his business time providing his services to us. While Mr. Paterson presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Paterson from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             SELLING SECURITYHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,500,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation D of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 and pursuant to a mineral property purchase agreement. The shares include the following:

     1. 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 and was completed on July 3, 2005; and

     2. 2,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 and was completed on July 27, 2005.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
 Name Of                    Shares Owned         Selling          Completion      Completion
 Selling                    Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Carolyn Roberts                250,000           250,000              Nil             Nil
63-52A Street
Delta, BC  V4M2Z6

William Roberts                250,000           250,000              Nil             Nil
63-52A Street
Delta, BC  V4M2Z6

Lori Kliman                    250,000           250,000              Nil             Nil
1506-989 Richards St
Vancouver, BC V6B6R6

James Etherington              250,000           250,000              Nil             Nil
909-1068 Hornby St
Vancouver, BC V6Z2Y7

Beulah Harriot                 250,000           250,000              Nil             Nil
217-330 E. 7th Avenue
Vancouver, BC V7T4K5

Todd Czarnecki                 250,000           250,000              Nil             Nil
6352 Caminito Luisito
San Diego, CA 92111

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
 Name Of                    Shares Owned         Selling          Completion      Completion
 Selling                    Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Terri Proctor                  250,000           250,000              Nil             Nil
1457 Pacific St
Redlands, CA 92373

Janet Eisele                   250,000           250,000              Nil             Nil
6051 Las Nubes Drive
Las Vegas, NV 89142

John Kovacevic                 100,000           100,000              Nil             Nil
5773 Seaview Rd
W. Vancouver, BC V7W1P9

Stuart Omsen                   100,000           100,000              Nil             Nil
853 West 17th Ave
Vancouver, BC V5Z1V3

Paul Rickman                   100,000           100,000              Nil             Nil
2574 Byron Rd
N. Vancouver, BC V7H1M2

Stephen Rickman                100,000           100,000              Nil             Nil
1506-121 W. 15th St
N. Vancouver, BC V7M1R8

George Rickman                 100,000           100,000              Nil             Nil
786 Edgewood Rd
N. Vancouver, BC V7R1Y4

James Ward                     100,000           100,000              Nil             Nil
2144 Whitman Ave
N. Vancouver, B.C. V7H2C5

Adrian Crawford                100,000           100,000              Nil             Nil
1-1155 Melville St
Vancouver, B.C. V6E4C4

Beverley Paterson              100,000           100,000              Nil             Nil
17365 SW 13th St
Pembroke Pines, FL 33029

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
 Name Of                    Shares Owned         Selling          Completion      Completion
 Selling                    Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Dan Perko                      100,000           100,000              Nil             Nil
701-183 Keefer Pl
Vancouver, B.C. V6B6B9

Meredith Powel                 100,000           100,000              Nil             Nil
507-1383 Marina Side Crescent
Vancouver, B.C. V6Z2W9

Shanon Rickman                 100,000           100,000              Nil             Nil
415-3608 Deercrest Dr.
N. Vancouver, B.C. V7G2S8

Tom Byrne                      100,000           100,000              Nil             Nil
1107-1250 Burnaby St
Vancouver, BC V6E1P6

Don Histed                     100,000           100,000              Nil             Nil
343-2655 Cranberry Dr.
Vancouver, BC V6K4V5

Carol Dahlberg                 100,000           100,000              Nil             Nil
842 Cedros Ave
Solana Beach, CA 92075

Ben Bohl                       100,000           100,000              Nil             Nil
842 Cedros Ave
Solana Beach, CA 92075

Diane McDaniel                 100,000           100,000              Nil             Nil
2263 E. Mercer Ln
Phoenix, AZ 85028

Danny Love                     100,000           100,000              Nil             Nil
76 F Street
Chula Vista, CA 91910

Barbara Daly                   100,000           100,000              Nil             Nil
2961 Columbia St. #16
San Diego, CA 92103

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
 Name Of                    Shares Owned         Selling          Completion      Completion
 Selling                    Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Laurel O'Neill                 100,000           100,000              Nil             Nil
PO Box 17724
San Diego, CA 92177

Edith Reyes                    100,000           100,000              Nil             Nil
2640 Tablerock Ave
Chula Vista, CA 91914


Vanesa Trester                  50,000            50,000              Nil             Nil
404-1850 W. 8th Ave
Vancouver, B.C. V6J5G3

Patti Ransom                    50,000            50,000              Nil             Nil
401-1107 Homer St
Vancouver, BC V6B2Y1

Tina Marie Steen                50,000            50,000              Nil             Nil
583 E. 27th Ave
Vancouver, B.C. V5V2K7

Michelle Boey                   50,000            50,000              Nil             Nil
504-2288 Pine St
Vancouver, BC V6J5G4

Barb Dean                       50,000            50,000              Nil             Nil
2345 Cotswold Crescent
Unit 21
Burlington, ON L7P4S4

Robert Stoikos                  50,000            50,000              Nil             Nil
5233 Thornburn Dr.
Burlington, ON  L7L6R3

Jenna Kelly                     50,000            50,000              Nil             Nil
102-1812 W. 7th Ave
Vancouver, BC V6J1S8

Laura Homiston                  50,000            50,000              Nil             Nil
1222 1/2Locust St
San Diego, CA 92106

                                               Total Number
                                               of Shares to      Total Shares       Percent
                                              Be Offered For      Owned Upon      Owned Upon
 Name Of                    Shares Owned         Selling          Completion      Completion
 Selling                    Prior to This      Shareholders         of this         of This
Stockholder                   Offering           Account           Offering        Offering
-----------                   --------           -------           --------        --------
Karen Neudecker                 50,000            50,000              Nil             Nil
313 Glen Creek Dr.
Bonita, CA 91902

Melissa Granados                50,000            50,000              Nil             Nil
3752 Mykonos Ln
Suite 107
San Diego, CA 92130

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 8,500,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

     (1) has had a material relationship with us other than as a shareholder at any time within the past three years;
     (2)  has ever been one of our officers or directors; or
     (3)  is a broker-dealer or affiliate of a broker dealer.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $6,553.30. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
     * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * details of the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. The name and address for the agent for service of process in Nevada is Robert C. Harris, 564 Wedge Lane, Fernley, NV 89408.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

Name of Director                 Age
----------------                 ---
Christopher Paterson             39

Robert Roth                      34

EXECUTIVE OFFICERS:

Name of Officer                  Age                           Office
---------------                  ---                           ------
Christopher Paterson             39                  President, CEO, Secretary,
                                                     Treasurer and Director

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

MR. CHRISTOPHER PATERSON has acted as our President, CEO, Secretary and Treasurer since our incorporation on February 22, 2005. From 2000 to present, Mr. Paterson acted as a Business Consultant and investor.

After receiving his degree in Marketing in 1987 Mr. Paterson went on to work for John Tann Ltd. (UK) the Oldest and most established Security Equipment Manufacturer in the world, where he held various positions in Sales and Marketing until 1994.

He then worked for Honeywell Ltd. where he was responsible for the financial and large commercial portfolios for the company until 1998. Since then, Mr. Paterson has helped many companies meet their financial objectives through his marketing consulting and ability to obtain and structure outside financing.

With his proven management skills and vast business experience, including the funding of Mining and Exploration companies, he is positioned to capitalize on the opportunities present in this growing sector.

Mr. Paterson does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Paterson intends to devote approximately 25% of his business time to our affairs.

MR. ROBERT ROTH received his Masters in Business Administration from Cal Poly San Luis Obispo, in 1998. Since that date, Mr. Roth has worked for some of the most influential and successful companies in the world. It is through these endeavours that he has assisted companies in the areas of marketing, product management, process management, usability, public relations, advertising, customer retention, communications and graphic design.

From May, 1998 to present, Mr. Roth has worked with such companies as:
SimpleNet, Broadcast.com, Yahoo!, NetIdentity, NamePlanet, ThatYear, and Infommersion.

Mr. Roth has experience as a member of the board of directors for the following organizations: iLounge San Diego Conference Planning Committee, San Diego iMarketers, NIRSA.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officer is appointed by the board of directors and will hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officer and director described above.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                   Amount of
Title of              Name and address             beneficial           Percent
 Class              of beneficial owner            ownership           of class
 -----              -------------------            ---------           --------
COMMON         Christopher Paterson                2,000,000             24.84%
STOCK          President, CEO
               Secretary and Treasurer
               Director
               200 - 675 West Hastings St.
               Vancouver, BC V6B 1N2  CANADA

                                                   Amount of
Title of              Name and address             beneficial           Percent
 Class              of beneficial owner            ownership           of class
 -----              -------------------            ---------           --------
               Robert Roth                         2,000,000             24.84%
               Director
               6354 Caminito del Cervato
               San Diego,  CA  92111

COMMON         All officers and directors          4,000,000             49.68%
STOCK          as a group that consists of          shares
               two persons

The percent of class is based on 8,500,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 120,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of September 28, 2005, there were 8,500,000 shares of our common stock issued and outstanding that are held by 40 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Moen and Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The director may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a property for indemnification against such liabilities is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on February 22, 2005 under the laws of the state of Nevada. On that date, Christopher Paterson was appointed as our director. As well, Mr. Paterson was appointed as our president, CEO, secretary and treasurer. On May 4, 2005, Mr. Paterson appointed a second director, Robert Roth, to our board of directors.

                             DESCRIPTION OF BUSINESS

IN GENERAL

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% undivided right, title and interest in and to a mineral claim known as the Copper Road I - VI claim. There is no assurance that a commercially viable mineral deposit exists on the property.

Our plan of operation is to conduct exploration work on the Copper Road I - VI claim in order to ascertain whether it possesses economic quantities of gold. There can be no assurance that an economic mineral deposit exists on the Copper Road I - VI claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Copper Road I - VI claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Copper Road I - VI claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

DESCRIPTION, LOCATION AND ACCESS

The Copper Road I - VI claim property is located on Quadro Island, which is between Vancouver Island and the British Columbia mainland, within three kilometres off the east coast of Vancouver Island. The coordinates of the property are 125(degree) 18' 05" W Longitude and 50(degree) 11' 05" N Latitude in the Nanaimo Mining Division, within Map Sheet NTS 082K03W. The property is accessible by ferry from the city of Campbell River to Quathiaski Cove on Quadra Island, then inland by road approximately 21 kilometres. Facilities and skilled population Campbell River are readily available and will provide all the necessary services needed for property exploration.

THE COPPER ROAD I - VI PROPERTY PURCHASE AGREEMENT

On March 3, 2005, we entered into an agreement with Larry Solstad of Vancouver, British Columbia, whereby he sold a 100% undivided right, title and interest in and to the Copper Road I - VI mineral claim for $3,500.

The Copper Road I - VI claim consists of one mineral claim comprising a six cell claim block with an area of approximately 150 hectacres. The property includes a mineralized shear zone from which historic production of some 4,736 tonnes of mineralized material was reportedly mined from which approximately 87,181 grams silver, 716 grams gold, and 182,729 kilograms of copper were recovered.

INFRASTRUCTURE AND CONDITION OF THE PROPERTY

The Copper Road I - VI claim is free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the Copper I - VI claim.

MINERALIZATION

The Copper Road I - VI claim mineralization is descried in the 1963 Minister of Mines Report as comprised of quartz and copper sulfides occurring in variable amounts within the shear. Historic production was obtained from two main mineralized "shoots" hosted by a shear zone indicated to have a width of up to nine metres and to extend for 1,400 metres along strike. Mineralization, although sparse in drill hole intersections testing an IP anomaly 1,000 feet distant, has been defined to a depth of 200 feet. Mineralization is comprised of quartz, calcite, bornite, chalcocite, chalcopyrite, native copper and malachite.

EXPLORATION HISTORY

Previous exploration included diamond drilling and geophysical surveys from which estimates of mineral reserves were 115,000 tons copper and silver grading 2.8% Cu and 0.5oz Ag per ton by Anaconda (Wahl, 1983) and 60,000 tons of +2% copper subject to confirmation by drilling and underground exploration by H. Wall, P.Eng., (1983). Metallurgical tests completed in 1998 indicated that a recovery of 91% of the copper could be achieved. It was stated that the good cupper recover by flotation suggests that an all-flotation procedure may be a viable process for recovery.

GEOLOGICAL ASSESSMENT REPORT: COPPER ROAD I - VI CLAIM

We commissioned Mr. Laurence Sookochoff to prepare a geological report on the Copper Road I - VI claim. Mr. Sookochoff holds bachelor if science degree in geology from the University of British Columbia and has practiced his profession as a geologist for over 38 years. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia. The report summarizes the results of prior exploration and makes recommendations for further exploration.

CONCLUSIONS

In his report, Mr. Sookochoff concludes that the Copper Road I - VI claim has the potential to host significant amounts of mineralization and that further exploration of the property is warranted.

Mr. Sookochoff recommends a four phase exploration program to further delineate the mineralized system currently recognized on the Copper Road I - VI claim.

The program would consist of compiling and analyzing previous exploration data, investigation of anomalous areas along the shear zone, a geological review, and geophysical surveying using both magnetic and electromagnetic instrumentation in detail over the area of the showings and in a regional survey. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

PROPOSED BUDGET

Approximate costs for the recommended two phase program are as following:

PHASE I
Compilation of previous exploration data; Analysis of the data, compilation map And investigate the anomalous areas along The shear zone that are indicated to contain mineralization

TOTAL PHASE I COSTS:                                    $6,300.00

PHASE II
Localized general magnetometer and soil Surveys over the prime indicated anomalous zones

TOTAL PHASE II COSTS:                                   $6,300.00

PHASE III
Detailed magnetometer and soil surveys.

TOTAL PHASE III COSTS:                                 $12,600.00

PHASE IV
Test diamond drilling of the targets delineated within the potential exploration sites.

TOTAL PHASE IV COSTS:                                  $29,400.00
                                                       ----------

GRAND TOTAL EXPLORATION COSTS:                         $54,600.00
                                                       ==========

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     -    Water discharge will have to meet water standards;
     -    Dust generation will have to be minimal or otherwise re-mediated;
     - Dumping of material on the surface will have to be re-contoured and re-vegetated;
     - An assessment of all material to be left on the surface will need to be environmentally benign;
     -    Ground water will have to be monitored for any potential contaminants;
     - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and
     - There will have to be an impact report of the work on the local fauna and flora.

EMPLOYEES

We have no employees as of the date of this prospectus other than our director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               PLAN OF OPERATIONS

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Copper Road I - VI claim. We anticipate that the cost of these programs will be approximately $12,300. We anticipate commencing the phase one program in Winter of 2005 and completing it within three months of commencement. We anticipate commencing the phase two program in the Spring of 2006 and completing it within four months of commencement. We have not retained a geologist to conduct this exploration work.

In the next 12 months, we also anticipate spending an additional $4,000.00 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $16,600.00. We have the cash on hand necessary to cover anticipated costs of the phase one and two exploration programs.

We will require additional funding in order to cover all of our anticipated administrative expenses and to proceed with additional exploration work on the property beyond the first two recommended phases. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding. We do not have any arrangements in place for any future equity financing.

RESULTS OF OPERATIONS FOR THE PERIOD FROM INCEPTION THROUGH JULY 31, 2005

We have not earned any revenues from our incorporation on February 22, 2005 to July 31, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Copper Road I - VI claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $9,808.00 for the period from our inception on February 22, 2005 to July 31, 2005. These operating expenses were comprised of: accounting and audit fees, bank charges, mineral property costs and resource expenditure, and incorporation costs.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                             DESCRIPTION OF PROPERTY

We do not possess any interest in real property. Our interest in the Copper Road I - VI mineral claim only provides us with the right to explore for and extract minerals from the property area.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our president, Mr. Christopher Paterson, provides management services and office premises to us free of charge. From our inception on February 22, 2005 to July 31, 2005, the management services were valued at $3,500.00 and the donated office premises were valued at $1,000.00. These amounts were charged to operations.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole promoter, Christopher James Paterson;
     *    Any member of the immediate family of any of the foregoing persons.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 34 registered shareholders.

RULE 144 SHARES

A total of 4,000,000 shares of our common stock are available for resale to the public after May 4, 2006, in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 85,000 shares as of the date of this prospectus; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,000,000 shares that may be sold pursuant to Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or
     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 22, 2005 to July 31, 2005 and the subsequent period to the date of this prospectus.

                               ANNUAL COMPENSATION

                                                               Restricted
                                                      Other      Stock     Options/      LTIP       Other
Name         Title        Year     Salary    Bonus    Comp.     Awarded     SARs(#)    payouts($)   Comp
----         -----        ----     ------    -----    -----     -------     -------    ----------   ----
Christopher   Pres. CEO   2005       $0        0        0          0           0            0         0
Paterson      Sec. Tres.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. Paterson. We do not pay him any amount for acting as director.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1.   Auditors' Report;

2. Audited financial statements for the period ending July 31, 2005, including:

     a.   Report of Independent Registered Public Accounting Firm;

     b.   Balance Sheet;

     c.   Statement of Operations;

     d.   Statement of Cash Flows;

     e.   Statement of Stockholders' Equity; and

     f.   Notes to the Financial Statements

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS

                                                                           Securities Commission Building
Member:                                                                      PO Box 10129, Pacific Centre
Canadian Institute of Chartered Accountants                          Suite 1400 - 701 West Georgia Street
Institute of Chartered Accountants of British Columbia
Institute of Management Accountants (USA) (From 1965)                         Vancouver, British Columbia
                                                                                           Canada V7Y 1C6
Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)                         Telephone: (604) 662-8899
Canadian Public Accountability Board (CPAB)                                           Fax: (604) 662-8809
Canada  - British Columbia Public Practice Licence                                Email: moenca@telus.net
---------------------------------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Shareholders and Directors of
Cantop Ventures, Inc.

We have audited the accompanying balance sheet of Cantop Ventures, Inc. as of July 31, 2005 and the related statements of operations, retained earnings (deficit), cash flows and stockholders' equity for the period from the date of inception on February 22, 2005, to July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cantop Ventures Inc. as of July 31, 2005 and the results of its operations and its cash flows for the period from inception on February 22, 2005 to July 31, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     /s/ "Moen and Company"
Vancouver, British Columbia, Canada                   Chartered Accountants
September 14, 2005

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
BALANCE SHEET
At July 31, 2005
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                       July 31,
                                                                         2005
                                                                       --------
                                     ASSETS

Current Assets
   Cash                                                                $ 22,034
                                                                       --------

Total Assets                                                           $ 22,034
                                                                       ========

                                   LIABILITIES

Current Liabilities
   Accounts payable and accrued liabilities                            $  3,642
   Due to related party (Note 7)                                            700
                                                                       --------

Total Liabilities                                                         4,342
                                                                       --------

                              STOCKHOLDERS' EQUITY

Common Stock (Note 4)
   120,000,000 shares authorized, consisting of 100,000,000
    common shares, with a $0.001 par value, and 20,000,000
    preferred shares with a $0.001 par value
    8,500,000 common shares issued and outstanding par value              8,500
   Additional Paid in Capital                                            22,500
                                                                       --------
                                                                         31,000

Common stock subscription repaid                                         (3,500)

Deficit Accumulated During The Exploration Stage                         (9,808)
                                                                       --------

Total Stockholders' Equity                                               17,692
                                                                       --------

Total Liabilities and Stockholders' Equity                             $ 22,034
                                                                       ========

APPROVED ON BEHALF OF THE BOARD:                       SUBSEQUENT EVENTS: NOTE 5

_________________, Director and Chief Executive Officer

_________________, Director and Chief Financial Officer

    The accompanying notes are an integral part of these financial statements

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                    From
                                                              February 22, 2005
                                                                (Inception) to
                                                                  July 31,
                                                                    2005
                                                                 -----------

Revenue                                                          $        --
                                                                 -----------
Expenses
   Accounting and audit fees                                           3,642
   Bank charges                                                           66
   Mineral property costs and resource expenditure                     5,500
   Incorporation costs                                                   600
                                                                 -----------

Total Expenses                                                         9,808
                                                                 -----------

Net loss for the period                                          $    (9,808)
                                                                 ===========

Basic and diluted loss per share                                       (0.01)
                                                                 ===========
Basic and Diluted
Weighted average number of shares outstanding                      3,284,277
                                                                 ===========

    The accompanying notes are an integral part of these financial statements

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
STATEMENT OF RETAINED EARNINGS (DEFICIT)
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                      From
                                                               February 22, 2005
                                                                 (Inception) to
                                                                    July 31,
                                                                      2005
                                                                    -------

Retained earnings, beginning of the period                          $    --

Net loss for the period                                               9,808
                                                                    -------

Retained earnings (Deficit), end of period                          $(9,808)
                                                                    =======


     The accompanying notes are an integral part of the financial statements

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                    From
                                                              February 22, 2005
                                                                (Inception) to
                                                                   July 31,
                                                                     2005
                                                                   --------
Operating Activities
   Net loss for the period                                         $ (9,808)
   Change in non-cash working capital balance
    related to operations
      Accounts payable and accrued liabilities                        3,642
                                                                   --------

Net cash used in operating activities                                (6,166)
                                                                   --------

Net cash from investing activities                                       --
                                                                   --------
Financing Activities
   Capital stock issued                                              31,000
   Capital stock subscription                                        (3,500)
   Due to related party                                                 700
                                                                   --------

Net cash from financing activities                                   28,200
                                                                   --------

Increase (decrease) in cash during the period                        22,034

Cash, beginning of the period                                            --
                                                                   --------

Cash, end of the period                                            $ 22,034
                                                                   ========

Supplemental Disclosure
   Interest paid                                                         --
   Income taxes paid                                                     --

    The accompanying notes are an integral part of these financial statements

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
(Expressed in US Dollars)
--------------------------------------------------------------------------------

                                                                                                        Deficit
                                                                                                      Accumulated
                                                       Common Shares       Additional     Common      During the
                                                  ----------------------    Paid-in       Shares      Exploration
                                                  Number       Par Value    Capital    Subscription      Stage         Total
                                                  ------       ---------    -------    ------------      -----         -----
                                                                            @ $0.001
                                                                           per share
Balance February 22, 2005 (Date of Inception)          --       $   --      $     --     $    --       $    --       $     --
Capital stock issued for cash
 - March, 2005 at $0.001                        2,000,000        2,000            --          --            --          2,000
 - June, 2005 at $0.001                         3,500,000        3,500            --          --            --          3,500
 - July, 2005 at $0.001                           500,000          500            --          --            --            500
 - July, 2005 at $0.01                          2,500,000        2,500        22,500          --            --         25,000
Capital stock subscription                                                                (3,500)           --         (3,500)
Net loss for the period from May 26, 2004
 (inception) to July 31, 2005                          --           --            --          --        (9,808)        (9,808)
                                               ----------       ------      --------     -------       -------       --------
Balance, July 31, 2005                          8,500,000       $8,500      $ 22,500     $(3,500)      $(9,808)      $ 17,692
                                               ==========       ======      ========     =======       =======       ========

    The accompanying notes are an integral part of these financial statements

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2005
--------------------------------------------------------------------------------

Note 1 NATURE AND CONTINUANCE OF OPERATIONS

     Cantop Ventures Inc. (the "Company") was incorporated under the law of the State of Nevada on February 22, 2005. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property, and upon future profitable production or proceeds for the sale thereof.

     Going Concern

     These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business. The Company has incurred losses since inception of $9,808 to July 31, 2005 and might not have sufficient operating funds for the next twelve months. These factors create doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company's business

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     MINERAL PROPERTY COSTS

     The Company is in the exploration stage since its incorporation and inception on February 22, 2005 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and
     exploration  of  mining  properties.   Mineral  property   acquisition  and
     exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

     USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2005
--------------------------------------------------------------------------------


Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     FOREIGN CURRENCY TRANSLATION

     The Company's functional and reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations. There is no foreign currency translation adjustment to July 31, 2005.

     FINANCIAL INSTRUMENTS

     The carrying value of cash, and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     ENVIRONMENTAL COSTS

     Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations.
     Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to a plan of action based on the then known facts.

     INCOME TAXES

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years, and is reduced to Nil by a valuation reserve.

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2005
--------------------------------------------------------------------------------


Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     BASIC AND DILUTED NET LOSS PER SHARE

     The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

     STOCK-BASED COMPENSATION

     In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the year ended July 31, 2005.

     The Company has elected to continue to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to
     Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To July 31, 2005 the Company has not granted any stock options.

     The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2005
--------------------------------------------------------------------------------


Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (cont'd)

     STOCK-BASED COMPENSATION (cont'd)

     The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

     COMPREHENSIVE LOSS

     SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at July 31, 2005, the Company has no items that represent other comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     CASH AND CASH EQUIVALENTS

     Cash represents funds on deposit with the Company's banker.

     CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash is deposited with a high quality credit institution.

Note 3 MINERAL PROPERTY

     Pursuant to a mineral property purchase agreement dated March 3, 2005, the Company acquired a 100% undivided right, title and interest in the Copper Road I -VI mineral claim, located approximately 2 kilometres East of Deep Water Bay, Quadra Island of British Columbia, Canada for $3,500. During the period ended July 31, 2005 the company incurred $2,000 in resource property expenditures that are expensed in the statement of operations. The Tenure Number ID is 504841 that expires January 25, 2006. The property is in the name of Larry Ralph W. Sostad held by him in trust for the company.

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2005
--------------------------------------------------------------------------------


Note 3 MINERAL PROPERTY- (cont'd)

     Pursuant  to an  Evaluation  Report  dated  June 13,  2005,  related to the
     aforementioned   property  by  Sookochoff   Consultant   Inc.,   that  firm
     recommended an exploration program as follows:

     Recommended An Exploration Program & Estimated Cost

                                                                                Canadian        U.S. Dollars
                                                                                 Dollars         Equivalent
                                                                                 -------         ----------
     Phase I
         Compilation  of previous  exploration  data;  analysis of the data, @ 0.84
         Compilation map and investigate the anomalous areas along the          ----------       ----------
         Shear zone that are indicated to contain mineralization                $ 7,500.00       $ 6,300.00

Phase II
         Localized general magnetometer and soil surveys over the prime
         indicated anomalous zones                                                7,500.00         6,300.00

Phase III
         Detailed magnetometer and soil surveys                                  15,000.00        12,600.00

Phase IV
         Test diamond drilling of the targets delineated within the
         Potential exploration sites                                             35,000.00        29,400.00
                                                                                ----------       ----------

         Total Estimated Cost                                                   $65,000.00       $54,600.00
                                                                                ==========       ==========

     In order to carry out the exploration program the Company will require to raise funding.

Note 4 SHARE CAPITAL

     The authorized Common Stock that may be issued by the Company is 100,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share and the authorized Preferred Stock is 20,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share and no other class of shares is authorized.

     During the period from February 22, 2005 (Inception) to July 31, 2005 the Company issued 8,500,000 common shares for total cash proceeds of $31,000. Subsequent to the year end the Company received $3,500 common stock subscription outstanding as at July 31, 2005.

     At July 31, 2005 there are no outstanding stock options and no outstanding warrants.

CANTOP VENTURES, INC.
(A Nevada Corporation)
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2005
--------------------------------------------------------------------------------


Note 5 SUBSEQUENT EVENTS

     (a) The Company is in the process of completion of an SB-2 Registration Statement for filing to register 4,500,000 shares of common stock for resale by existing shareholders of the Company with the United States Securities and Exchange Commission. The Company will not receive any proceeds from the resale of these shares of common stock by the selling stockholders.

     (b) Subsequent to July 31, 2005, the company received $3,500 for stock subscriptions unpaid at July 31, 2005.

Note 6 INCOME TAXES

     The Company has losses forward for income tax purposes to July 31, 2005. There are no current or deferred tax expenses for the period ended July 31, 2005, due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carryforward period. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheets is a result of the following:

                                                       July 31, 2005
                                                       -------------
             Deferred tax assets                         $  3,335
             Valuation allowance                         $ (3,335)
             Net deferred tax assets                     $     --

     A reconciliation between the statutory federal income tax rate and the effective income rate of income tax expense for the period ended July 31, 2005 is as follows:

                                                       July 31, 2005
                                                       -------------
             Statutory federal income tax rate             -34.00%
             Valuation allowance                            34.00%
             Effective income tax rate                       0.00%

     The benefit of a potential reduction in future income taxes has not been recorded as an asset at July 31, 2005 as it is reduced to nil by a valuation allowance, due to uncertainty of the application of losses.

Note 7 RELATED PARTIES

     A director advanced $100 to the Company and incurred incorporation and related costs on behalf of the Company of $600. The amount owing to the director of $700 as at July 31, 2005 is unsecured, bear no interest, and has no specific repayment date.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officer and director are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee         $     5.30
Transfer Agent Fees                                         $   900.00
Accounting fees and expenses                                $ 2,400.00
Legal fees and expenses                                     $ 3,000.00
Edgar filing fees                                           $   250.00
                                                            ----------
Total                                                       $ 6,555.30
                                                            ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to our president and director, Christopher Paterson, and director Robert Roth on May 4, 2005. The total amount received from this offering was $4,000. These shares were issued pursuant to Rule 4 of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to a total of eight purchasers on July 3, 2005. The total amount received from this offering was $2,000.00. We completed this offering pursuant to Regulation D and Regulation S of the Securities Act. The purchasers were as follows:

   Name of Shareholder           Number of Shares      Reg D / Reg S
  -----------------------       ----------------       -------------
     Carolyn Roberts                 250,000               Reg S
     William Roberts                 250,000               Reg S
     Lori Kliman                     250,000               Reg S
     James Etherington               250,000               Reg S
     Beulah Harriot                  250,000               Reg S
     Todd Czarnecki                  250,000               Reg D
     Terri Proctor                   250,000               Reg D
     Janet Eisele                    250,000               Reg D


We completed an offering of 2,500,000 shares of our common stock at a price of $0.01 per share to a total of 30 shareholders on July 27, 2005. The total amount received from this offering was $25,000. We completed this offering pursuant to Regulation D and Regulation S of the Securities Act. The purchasers were as follows:

   Name of Shareholder           Number of Shares      Reg D / Reg S
  -----------------------       ----------------       -------------
     John Kovacevic                  100,000               Reg S
     Stuart Omsen                    100,000               Reg S
     Paul Rickman                    100,000               Reg S
     Stephen Rickman                 100,000               Reg S
     George Rickman                  100,000               Reg S
     James Ward                      100,000               Reg S
     Adrian Crawford                 100,000               Reg S
     Beverley Paterson               100,000               Reg S
     Dan Perko                       100,000               Reg S
     Meredith Powel                  100,000               Reg S
     Shanon Rickman                  100,000               Reg S
     Tom Byrne                       100,000               Reg S
     Don Histed                      100,000               Reg S
     Carol Dahlberg                  100,000               Reg D
     Ben Bohl                        100,000               Reg D
     Diane McDaniel                  100,000               Reg D
     Danny Love                      100,000               Reg D
     Barbara Daly                    100,000               Reg D
     Laurel O'Neill                  100,000               Reg D
     Edith Reyes                     100,000               Reg D
     Vanesa Trester                   50,000               Reg S
     Patti Ransom                     50,000               Reg S
     Tina Marie Steen                 50,000               Reg S
     Michelle Boey                    50,000               Reg S
     Barb Dean                        50,000               Reg S
     Robert Stoikos                   50,000               Reg S
     Jenna Kelly                      50,000               Reg S
     Laura Homiston                   50,000               Reg D
     Karen Neudecker                  50,000               Reg D
     Melissa Granados                 50,000               Reg D

REGULATION S COMPLIANCE

Each offer or sale pursuant to Regulation S was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

REGULATION D COMPLIANCE

All sales of securities pursuant to Regulation D were part of the same offering. No sales of securities were made more than six months before the start of the Regulation D offerings or made more than six months after completion of the Regulation D offerings.

We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold pursuant to Regulation D contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

                                    EXHIBITS

    Exhibit
     Number                        Description
     ------                        -----------

       3.1     Articles of Incorporation
       3.2     Bylaws
       5.1 Legal opinion regarding tradability of stock to be provided prior to the effective date
      10.1     Mineral Property Purchase Agreement dated March 3, 2005
      23.1     Consent of Moen and Company, Chartered Accountants

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
     (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a property for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, British Columbia, Canada on September 28, 2005.

                                         CANTOP VENTURES INC.


                                         By: /s/ Christopher Paterson
                                            ------------------------------
                                            Christopher Paterson
                                            President, Chief Executive Officer,
                                            Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                       CAPACITY IN WHICH SIGNED              DATE
---------                       ------------------------              ----

/s/ Christopher Paterson        President, CEO                September 28, 2005
---------------------------     Secretary, Treasurer,
Christopher Paterson            Principal Accounting
                                Officer, Principal Financial
                                Officer and Director